EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Unum Group

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-81669) pertaining to:

a.	Provident Companies, Inc. Stock Plan of 1999

b.	Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998

c.	Employee Stock Option Plan of 1998

d.	Amended and Restated Annual Management Incentive Compensation Plan of 1994,

2.	Registration Statement (Form S-8 No. 333-85882) pertaining to:

a.	UnumProvident Corporation Stock Plan of 1999

b.	UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002)

c.	UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001)

d.	UnumProvident Corporation Broad-Based Stock Plan of 2002

e.	UnumProvident Corporation Employee Stock Option Plan,

3.	Registration Statement (Form S-8 No. 333-123422) of Unum Group (formerly UnumProvident Corporation) pertaining to:

a.	UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan

b.	UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004,

4.	Registration Statement (Form S-8 No. 333-145400) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2007,

5.	Registration Statement (Form S-8 No. 333-158885) of Unum Group pertaining to the Unum Limited Savings-Related Share Option Scheme of 2008,

6.	Registration Statement (Form S-3 ASR No. 333-177892),

7.	Registration Statement (Form S-8 No. 333-183732) of Unum Group pertaining to the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011, and

8.	Registration Statement (Form S-8 No. 333-183733) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2012,

of our report dated February 22, 2013, with respect to the consolidated financial statements and schedules of Unum Group and subsidiaries and the effectiveness of internal control over financial reporting of Unum Group and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Chattanooga, Tennessee
February 22, 2013